UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02 Unregistered Sales of Equity Securities

Cross Border Purchase

On June 13, 2012, Red Mountain Resources, Inc. (the “Company”) entered into a stock purchase and sale agreement pursuant to which the Company acquired an aggregate of 1,000,000 shares of common stock of Cross Border Resources, Inc. (“Cross Border”) in exchange for the issuance of 2,000,000 shares of the Company’s common stock. The Company now owns approximately 36.1% of the outstanding shares of common stock of Cross Border. The issuance of the Company’s securities to the seller was made on a private placement basis and was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Private Placement Issuances

As previously reported, on November 4, 2011, the Company completed a private placement of shares of common stock in which it sold an aggregate of 16,206,000 shares for $16,206,000. In connection with the private placement, the Company determined to offer to any investor that invested at least $2,000,000 the right to purchase an additional $3,000,000 of shares of the Company’s common stock. Accordingly, in connection with the above-referenced sales, the Company granted to three investors the right to purchase an additional $3,000,000 of shares of the Company’s common stock.

As previously reported, on December 21, 2011, one of the investors exercised its right and purchased an aggregate of 2,727,272 shares at $1.10 per share, for aggregate proceeds of $3,000,000.

On April 6, 2012 and April 16, 2012, the remaining investors (and their assignees) exercised a portion of their rights and purchased an aggregate of 2,464,546 shares at $1.10 per share, for aggregate proceeds of approximately $2,711,020.

On June 11, 2012 and June 13, 2012, the Company issued an aggregate of 1,846,271 shares at $1.10 to the remaining investors (and their assignees) who had exercised another portion of their rights, for aggregate proceeds of $2,030,900. The remaining portion of the rights held by the investors has now expired.

In connection with the above exercises by the remaining investors (and their assignees) of their rights, the Company paid cash commissions of an aggregate of $425,090 and issued to brokers who originally introduced the Company to such investors warrants to purchase an aggregate of 425,090 shares of common stock. The warrants are identical to the warrants issued to brokers in the original private placement, are exercisable at an exercise price of $1.20 per share, subject to adjustment upon certain events, and expire on April 30, 2014.

The issuances of the Company’s securities described above were made on a private placement basis and were exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Equipment Purchase

On June 14, 2012, the Company acquired certain fluid level equipment from Tommy Folsom, the Company’s Executive Vice President and Director of Exploration and Production, in exchange for 10,000 shares of the Company’s common stock. The issuance of the Company’s common stock to Mr. Folsom was made on a private placement basis and was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer

3